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                                                                EXHIBIT 23.2




                    CONSENT OF INDEPENDENT AUDITORS



The Board of Directors of
Opus 360 Corporation:


We consent to incorporation by reference in the registration statement on Form S-8 of Opus360 Corporation of our report dated February 8, 2000, except as to paragraphs 5 through 12 of note 13 and paragraphs 18 through 20 of note 13 which are as of March 1, 2000 and paragraphs 1 and 24 through 26 of note 10 and paragraphs 3 through 6 of note 14 which are as of April 3, 2000, relating to the consolidated balance sheets of Opus360 Corporation as of December 31, 1998 and 1999, and the related statements of operations, stockholders' equity and cash flows for the period from August 17, 1998 (inception) to December 31, 1998 and the year ended December 31, 1999, which report appears in the registration statement on Form S-1 of Opus360 Corporation, and to the reference to our firm under the heading "Experts" in the prospectus.



/s/ KMPG LLP
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KPMG LLP

New York, New York
April 17, 2000